UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2018

PennyMac Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35916	80-0882793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224‑7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Repurchase Agreement with Citibank, N.A.

On May 14, 2018, PennyMac Financial Services, Inc. (the “Company”), through its indirect controlled subsidiary, PennyMac Loan Services, LLC (“PLS”), entered into an amendment (the “Citi Amendment”) to its amended and restated master repurchase agreement, dated as of March 3, 2017, by and between Citibank, N.A. (“Citibank”) and PLS (the “Citi Repurchase Agreement”), pursuant to which PLS may sell to, and later repurchase from, Citibank certain newly originated mortgage loans that are originated by PLS or purchased by it from correspondent sellers through a subsidiary of PennyMac Mortgage Investment Trust (NYSE: PMT) and, in either case, held by PLS pending sale and/or securitization. The termination date under the Citi Repurchase Agreement is June 8, 2018, and the obligations of PLS thereunder are fully guaranteed by Private National Mortgage Acceptance Company, LLC.

Under the terms of the Citi Amendment, the maximum aggregate purchase price provided for in the Citi Repurchase Agreement remains unchanged at $700 million; however, the committed amount was increased from $275 million to $350 million and the uncommitted amount was decreased from $425 million to $350 million. In addition,  PLS now is required to maintain: (i)  a minimum adjusted tangible net worth at all times greater than or equal to $500 million; (ii) a minimum in unrestricted cash, on a consolidated basis and as of the last day of the prior calendar month, of  $40 million; (iii) a ratio of total indebtedness to adjusted tangible net worth at all times of less than 10:1; and (iv) profitability of at least $1.00 for at least one (1) of the previous two (2) fiscal quarters, as of the end of each fiscal quarter. The Company, through PLS, is required to pay Citibank all fees and out of pocket expenses associated with the preparation of the Citi Amendment. All other terms and conditions of the Citi Repurchase Agreement remain the same in all material respects.

The foregoing descriptions of the Citi Repurchase Agreement and the related guaranty do not purport to be complete and are qualified in their entirety by reference to (i) the full text of the Citi Amendment, which has been filed with this Current Report on Form 8-K as Exhibit 10.1; (ii) the description of the Citi Repurchase Agreement in the Company’s Current Report on Form 8-K as filed on March 8, 2017 and the full text of the Citi Repurchase Agreement attached thereto as Exhibit 10.1; (iii) the full text of the related guaranty, which was filed as Exhibit 10.61 to the Company’s Annual Report on Form 10-K as filed on March 13, 2015; and (iv) the full text of all other amendments to the Citi Repurchase Agreement filed thereafter with the Securities and Exchange Commission.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Amendment Number Five to the Amended and Restated Master Repurchase Agreement, dated as of May 14, 2018, among PennyMac Loan Services, LLC and Citibank, N.A.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment Number Five to the Amended and Restated Master Repurchase Agreement, dated as of May 14, 2018, among PennyMac Loan Services, LLC and Citibank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC FINANCIAL SERVICES, INC.

Dated: May 18, 2018	/s/ Andrew S. Chang
Andrew S. Chang Senior Managing Director and Chief Financial Officer